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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of International Rectifier Corporation on Forms S-8 (File No. 33-57575, File No. 33-46901 and File No. 33-41363) of our report dated July 23, 1998 on our audits of the consolidated financial statements and financial statement schedule of International Rectifier Corporation as of June 30, 1998 and 1997, and for the fiscal years ended June 30, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------------------

PricewaterhouseCoopers LLP

Los Angeles, California
September 24, 1998